Exhibit 5.1

                               Ford Motor Company
                               The American Road
                                 P.O. Box 1899
                         Dearborn, Michigan 48121-1899

                                                                 March 11, 1998

Ford Motor Company
The American Road
Dearborn, Michigan  48121

Ladies and Gentlemen:

     This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the obligations of the Company under the Company's Deferred Compensation Plan (the "Plan") to pay in the future the value of the deferred compensation accounts, as defined in the Plan, adjusted to reflect the performance, whether positive or negative, of the selected measurement investment options during the deferral period, in accordance with the terms of the Plan (the "Obligations").

     As an Assistant Secretary and Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the Obligations being registered under the Registration Statement, and all such Obligations issued in accordance with the Plan will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan.

     I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                        Very truly yours,

                                        /s/Peter Sherry, Jr.
                                        Peter Sherry, Jr.
                                        Assistant Secretary
                                          and Counsel